Exhibit 10.5

AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT TO CONSULTING AGREEMENT (“Amendment”) is entered into as of August 10, 2026 (the “Amendment Date”), by and between Nano Nuclear Energy Inc. (the “Company”) and Tsun Yee Law, an individual (the “Independent Director” or “Consultant”).

WHEREAS, the Company and the Independent Director entered into that certain Consulting Agreement, dated February 8, 2022 (the “Agreement”);

WHEREAS, pursuant to its terms, the Agreement expired on February 7, 2025;

WHEREAS, following the expiration of the Agreement, the Company and the Independent Director continued their relationship pursuant to the terms of the Agreement through their course of conduct without interruption, and now desire to memorialize such continuing relationship by extending the term of the Agreement and amending certain provisions of the Agreement as set forth herein; and

WHEREAS, the parties wish for the Agreement, as amended by this Amendment, to continue in full force and effect from and after February 7, 2025.

NOW THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Company and the Independent Director, intending to be legally bound, hereby agree to amend the Agreement as follows:

1. Capitalized Terms; Recitals. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The recitals to this Amendment are incorporated as operative elements of this Amendment.

2. Amendment to Section 2: Compensation to Consultant.

The Section 2 (a) of the Agreement is deleted and replaced in its entirety with the following:

“In consideration for the Services, the Company will compensate the Consultant with an annual cash retainer of $50,000, paid upon execution of this Agreement and upon one year anniversary of this Agreement (or otherwise paid pursuant to Company policies adopted by the Company’s Board of Directors or a designated committee thereof ).

3. Amendment to Section 3: Term.

The Section 3 of the Agreement is deleted and replaced in its entirety with the following:

“The term of this Agreement shall be for three (3) years commencing as of February 8, 2025, subject to automatic renewal for successive one year terms (the “Term”), subject to the termination provisions of Section 4 hereof or until her earlier death, resignation or removal from the Company’s Board of Directors, whereupon this Agreement shall also terminate (subject to the provisions hereof which survive termination).”

4. No Other Amendments. Nothing in this Amendment is intended to amend any language of the Agreement other than as specifically set forth above, and the remainder of the Agreement shall be unmodified and in full force and effect.

5. Entire Agreement. This Amendment and the Agreement contain the entire agreements between the parties with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between the parties with respect to the subject matter hereof.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[No context below. Signature page follows.]

IN WITNESS WHEREOF, each of the Company and the Independent Director has executed this Amendment as of the Amendment Date.

Nano Nuclear Energy Inc.

By:	/s/ Jiang (Jay) Yu
Name:	Jiang (Jay) Yu
Title:	Founder, Executive Chairman & President

/s/ Tsun Yee Law
Tsun Yee Law

[Signature Page to Amendment to Tsun Yee Law Consulting Agreement]

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